SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss.240.14a-12

                                   AAON, INC.
            ---------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
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previously. Identify the previous filing by registration statement number, or
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




                                   AAON, INC.



                                    Notice of
                                 Annual Meeting
                                  May 25, 2004,
                                       and
                                 Proxy Statement

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2004


         Notice is hereby given that the Annual Meeting of Stockholders of AAON, Inc. (the "Company"), will be held at 2440 South Yukon, Tulsa, Oklahoma, on Tuesday, May 25, 2004, at 10:00 A.M. (Local Time), for the following purposes:

         1.    To elect two Class I Directors for terms ending in 2007; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         We hope that you will be able to attend this meeting, but if you do not plan to do so, please date, sign and return the enclosed Proxy as promptly as possible.

                                           By Order of the Board of Directors

                                           /s/ John B. Johnson, Jr.
                                           -------------------------
                                           John B. Johnson, Jr.
                                           Secretary

April 12, 2004

                                   AAON, INC.
                                2425 South Yukon
                              Tulsa, Oklahoma 74107


                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation by the Board of Directors of AAON, Inc., for proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 25, 2004, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

         Pursuant to provisions of the Bylaws of the Company and action of its Board of Directors, the close of business on March 29, 2004, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting. The stock transfer books will not be closed.

         Directors are elected by a plurality vote and the two nominees who receive the most votes will be elected.

         Stockholders of record on the record date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by proxies, of thirty-three and one-third percent (33-1/3%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the meeting.

         The enclosed Proxy may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of the Company or by personal attendance at the meeting. All Proxies received in advance of the meeting may be revoked prior to exercise.

         This Proxy Statement, the Notice of Annual Meeting and accompanying proxy card, as well as the Company's 2003 Annual Report (which includes the Company's Annual Report on Form 10-K for the year ended December 31, 2003), will be first mailed to stockholders approximately April 19, 2004.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of March 29, 2004 (the record date), the Company had issued a total of 12,574,658 shares of $.004 par value Common Stock, its only class of stock outstanding. Each share is entitled to one vote on all matters submitted to a vote by stockholders.

         The following table sets forth as of March 29, 2004, the aggregate number of shares of Common Stock of the Company owned by each person known by the Company to be the beneficial owner of more than 5% of the Company's Common
Stock:

                                                                       Percent
          Name and address                     Number of shares          of
         of beneficial owner                         owned              class
         -------------------                   ----------------        -------

     Norman H. Asbjornson                       2,554,701 (1)           19.9
     2425 South Yukon
     Tulsa, Oklahoma 74107

     Wellington Management Company, LLP           838,425 (2)            6.7
     75 State Street
     Boston, Massachusetts 02109

     Kern Capital Management, LLC                 806,000 (3)            6.4
     114 West 47th Street, Suite 1926
     New York, New York 10036

     Royce & Associates, LLC                      697,900 (4)            5.6
     1414 Avenue of the Americas
     New York, New York 10019
     ---------------

     (1) Includes 295,875 shares held under presently exercisable stock options. Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him, except for 11,062 shares held by his IRA account, 7,956 shares under the Company's 401(k) plan and 4,500 shares owned by The Asbjornson Foundation.
     (2) This share ownership information was provided by a Schedule 13G dated February 13, 2004, which discloses that Wellington Management Company, LLP possesses shared power to vote or direct the vote of 433,400 shares, and shared power to dispose or direct the disposition of 838,425 shares.
     (3) This share ownership information was provided by a representative of Kern Capital Management, LLC. A Schedule 13G dated February 2, 2004, discloses Kern Capital Management, LLC possesses shared power to vote and shared power to dispose or direct the disposition of the 716,800 shares therein reported.
     (4) This share ownership information was provided by a representative of Royce & Associates, LLC. A schedule 13G dated January 27, 2004, discloses that Royce & Associates, LLC, possesses the sole power to vote and sole power to dispose or direct the disposition of the reported shares.

                                       (2)

     The following table sets forth as of March 29, 2004, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by each director of the Company, each person named in the Summary Compensation Table (herein, "named executive officers") and all directors and named executive officers as a group:

                                                Number of Shares        Percent
     Name of Beneficial Owner                      Owned (1)           of Class
     -----------------------------------    ----------------------     --------

     Norman H. Asbjornson                        2,554,701 (2)           19.9

     William A. Bowen                              263,284 (3)            2.1

     John B. Johnson, Jr.                           66,930 (4)             *

     Thomas E. Naugle                              151,677 (5)(6)         1.2

     Anthony Pantaleoni                            178,579 (5)            1.4

     Jerry E. Ryan                                  70,000 (5)             *

     Charles C. Stephenson, Jr.                    507,248 (5)            4.0

     Robert G. Fergus                              126,500 (7)            1.0

     David E. Knebel                                30,001 (8)             *

     Stephen J. Pargeter                            24,676 (8)             *

     Kathy I. Sheffield                             30,407 (9)             *

      Directors and named executive              4,004,003 (10)          30.1
      officers as a group (11 persons)
     ---------------

     (1) All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.
     (2) Includes 295,875 shares issuable upon the exercise of stock options that are exercisable within 60 days. Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him, except for 11,062 shares held by his IRA account, 7,956 shares under the Company's 401(k) plan and 4,500 shares owned by his foundation.
     (3) Includes 41,875 shares issuable upon exercise of stock options exercisable within 60 days and 15,880 shares held by Mr. Bowen's IRA account.
     (4) Includes 39,875 shares issuable upon exercise of a stock option exercisable within 60 days and 27,055 shares held for the account of Mr. Johnson under a broker-administered retirement plan.
     (5) Includes 61,875 shares issuable upon the exercise of stock options that are exercisable within 60 days.
     (6) Mr. Naugle has sole voting power with respect to all shares beneficially owned by him, except for 2,000 shares owned of record by his wife.
     (7) Includes 3,000 shares issuable upon the exercise of a stock option exercisable within 60 days and 6,283 shares under the Company's 401(k) plan.
     (8) Except for one share issued to all employees, all of the above shares are issuable upon the exercise of stock options exercisable within 60 days.
     (9) Includes 26,750 shares issuable upon the exercise of stock options exercisable within 60 days and 3,657 shares under the Company's 401(k) plan.
     (10)Includes 709,550 shares issuable upon the exercise of stock options that are exercisable within 60 days by all directors and named executive officers.
     *   Less than 1%.

                                       (3)

                              ELECTION OF DIRECTORS

General

         The Board of Directors of the Company currently has seven members. The Company's Bylaws (the "Bylaws") divide the Board of Directors into three classes having staggered terms of three years each, with Classes I, II and III having terms expiring at the Annual Meeting of Stockholders in 2004, 2005 and 2006, respectively. The Bylaws provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to the Company not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

         It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

Nominees:

                      Class I - For Term to Expire in 2007
                      ------------------------------------
     Name                               Age               Current Position
     ----                               ---               ----------------
     Thomas E. Naugle                    65               Director
     Jerry E. Ryan                       61               Director


Directors Continuing in Office:

                        Class II - Terms Expires in 2005
                        --------------------------------
     Name                               Age               Current Position
     ----                               ---               ----------------
     William A. Bowen                    74               Director
     Anthony Pantaleoni                  64               Director


                        Class III - Term Expires in 2006
                        --------------------------------
     Name                               Age               Current Position
     ----                               ---               ----------------
     Norman H. Asbjornson                68               President and Director
     John B. Johnson, Jr.                70               Secretary and Director
     Charles C. Stephenson, Jr.          67               Director

                                       (4)

Biographical Information

         Set forth below is a description of the background of each director and executive officer of the Company. The term of office of each officer ends on the date of the Annual Meeting, subject to extension upon reelection.

         Norman H. Asbjornson has served as President and a director of the Company since 1989 and currently serves in the class of directors whose terms expire at the 2006 annual meeting of stockholders. Mr. Asbjornson also serves as the President of AAON, Inc., an Oklahoma corporation and wholly-owned subsidiary of the Company ("AAON-Oklahoma"), and AAON Coil Products, Inc., a wholly-owned subsidiary of the Company ("ACP").

         William A. Bowen served as Vice President-Finance of the Company from 1989 until 1999. He has served as a director of the Company since 1989 and currently serves in the class of directors whose terms expire at the 2005 annual meeting of stockholders.

         Robert G. Fergus, age 63, has served as Vice President of the Company since 1989. Mr. Fergus also serves as Vice President of AAON-Oklahoma.

         John B. Johnson, Jr., has served as Secretary and a director of the Company since 1989 and currently serves in the class of directors whose terms expire at the 2006 annual meeting of stockholders. Mr. Johnson also serves as the Secretary of AAON-Oklahoma and ACP. Mr. Johnson has been engaged in the private practice of law in Tulsa, Oklahoma, since 1961, and is a member of the firm of Johnson, Jones, Dornblaser, Coffman & Shorb, which serves as General Counsel to the Company.

         David E. Knebel, age 58, joined the Company in May 2001 as Manager of Technology and Training, before becoming Director of Sales and Technology in December 2002. He is responsible for management of AAON's sales force, parts and service departments, and software development in support of product application and selection. From January 2000 to May 2001, Mr. Knebel was Sales Manager for Climatec - New Mexico, where he managed product application and sales for CES Group products, AAON and additional product lines. From January 1995 to January 2000, Mr. Knebel was Vice President of Sales for the CES Group. His activities there included sales management and market development for CES Group's complete line of HVAC products.

         Thomas E. Naugle has served as a director of the Company since 1998 and currently serves in the class of directors whose terms expire at the 2004 annual meeting of stockholders. He is Chairman of the Company's Audit Committee. From 1985 to present, Mr. Naugle has served as Chairman of the Board and/or President of Naugle & Co., a company engaged in the business of investments. From 1984 until 1999, he served as Chairman of the Board of Barrett Trailers, Inc., a manufacturer of trailers. Mr. Naugle serves on the Board of Directors of CIRCOR International, Inc., a publicly held international manufacturer of valves.

         Anthony Pantaleoni has served as a director of the Company since 1989 and currently serves in the class of directors whose terms expire at the 2005 annual meeting of stockholders. Mr. Pantaleoni has been a partner of Fulbright & Jaworski L.L.P. or a predecessor firm in New York, New York since 1970 and is currently of counsel to that firm. He serves on the Board of Directors of Universal Health Services, Inc., a publicly held hospital chain, and on the Board of Directors of American Gilsonite Company, a public company which mines and processes gilsonite ore.

                                      (5)

         Stephen J. Pargeter, age 48, joined the Company in 1993 as its Chief Engineer. He later served as Engineering Manager before becoming Director of Engineering on September 1, 2003.

         Jerry E. Ryan has served as a director of the Company since 2001. His term will expire at the 2004 annual meeting of stockholders. He is Chairman of the Company's Compensation Committee. From 1985 until January 2000, Mr. Ryan served as Chairman of the Board and CEO of Fintube Limited Partnership, a company based in Tulsa, Oklahoma, the business of which was manufacturing fintubes and pressure parts for electric power generation boilers. The company was sold to Lone Star Technologies of Dallas, Texas, in January 2000. Lone Star is a leading producer of oil country tubular goods and cold drawn specialty tubing. Mr. Ryan serves on the Board of Directors of Lone Star, a public company, and on the Board of Global Energy Equipment Group, Tulsa, Oklahoma, a publicly held global designer, engineer and fabricator of equipment for gas turbine power plants.

         Kathy I. Sheffield, age 51, became Treasurer of the Company in 1999 and Vice President in 2002. Ms. Sheffield was the Accounting Supervisor of the Company from 1989 to 1992, when she became Accounting Manager.

         Charles C. Stephenson, Jr., has served as a director of the Company since 1996 and currently serves in the class of directors whose terms expire at the 2006 annual meeting of stockholders. Since 1987, Mr. Stephenson has served as Chairman of the Board of Vintage Petroleum, Inc., a publicly held company engaged in oil and gas production and exploration.


                           BOARD AND COMMITTEE MATTERS

         The business of the Company is managed under the direction of its Board of Directors. The Board of Directors met four times during 2003, and each director participated in at least 75% of all Board and applicable committee meetings held last year. Actions taken by the Board of Directors outside of Board meetings were consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company.

         Directors of the Company are paid a fee of $2,500 per Board meeting attended and they are reimbursed for out-of-pocket expenses incurred in attending such meetings. Currently, directors are not paid additionally for service on committees. The Company has granted persons who are newly elected directors of the Company an option to purchase 61,875 shares (adjusted for stock splits) of the Company's Common Stock, which options fully vest on the first anniversary of the date of grant. Messrs. Asbjornson, Bowen, Johnson and Pantaleoni were also granted 61,875 share options in 1997, five years after their original grants.

         Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Board of Directors of AAON, Inc., c/o Corporate Secretary, 2425 South Yukon, Tulsa, Oklahoma 74107. The Corporate Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Board or to any specific director to whom the correspondence is directed.

         The Company strongly encourages its directors to attend AAON's annual meetings of stockholders and six Board members attended the 2003 annual meeting.

                                      (6)

         The Board has an Audit Committee and a Compensation Committee, both comprised of Messrs. Naugle, Pantaleoni, Ryan and Stephenson, each of whom is "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Naugle is Chairman of the Audit Committee and Mr. Ryan is Chairman of the Compensation Committee. Each of these committees met four times during 2003.

         The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Audit Committee is governed by a written charter, a copy of which was annexed as Appendix A to the Company's proxy statement last year. Its "Audit Committee Report" for year 2003 is set forth below.

         The Audit Committee has not designated any of its members as a "financial expert" as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. However, it is believed that, because one of its members is currently the CEO of a public company and two other members are former CEO's of private companies, the Audit Committee possesses the attributes needed to function properly.

         During 2003 the Compensation Committee, with the assistance of a consulting firm, made recommendations regarding the compensation for all management personnel. Some of the recommendations were implemented in September and October 2003 and others are expected to be acted upon in 2004. This committee will review and make recommendations, periodically, as to salary adjustments, bonuses and/or other forms of compensation for management in the future. The Compensation Committee also made recommendations for changes as to the compensation payable to Directors for their services as such and for service on committees, which recommendations are expected to be acted upon during 2004.

         The Company does not have a nominating committee or charter for such a committee. Instead, the entire Board of Directors fulfills the role of a nominating committee. Since its inception (in 1988), the Company has had only nine directors, seven of whom continue to serve at this time. On the only occasions when vacancies occurred, two following resignations and two resulting from an increase of the size of the Board from five to seven members, the new directors were unanimously approved by the then existing directors. The Board has not felt it necessary to have a standing nominating committee to deal with its infrequent changes in membership. If and when future vacancies occur, the Board would consider director nominees recommended by shareholders, as well as by any remaining directors. The Board does not have a formal policy regarding the consideration of, procedures to be followed by, minimum qualifications of or process for identifying or evaluating nominees recommended by security holders. All director nominees will be approved by a majority of the whole Board and by a majority of its independent directors.

                                      (7)

                             Audit Committee Report

March 11, 2004

To the Board of Directors of AAON, Inc.:

         We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003.

         We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                                     Thomas E. Naugle, Chairman
                                                     Anthony Pantaleoni
                                                     Jerry E. Ryan
                                                     Charles C. Stephenson, Jr.

                                      (8)

                             EXECUTIVE COMPENSATION

         Compensation. The following table sets forth information regarding the compensation of the named executive officers of the Company (the chief executive officer and the four other most highly compensated executives of the Company).

                           Summary Compensation Table
                                                                                         Long-Term
                                                     Annual Compensation                Compensation
                                           -----------------------------------------    ------------
                                                                           Other         Securities
          Name and                                                        Annual         Underlying        All Other
      Principal Position       Year        Salary          Bonus       Compensation(1)  Options/SARs     Compensation
   -----------------------     ----        ------          -----       ---------------  ------------     ------------

    Norman H. Asbjornson       2003      $175,000         $50,000          $3,220           -0-          $ 10,666 (2)
         President
                               2002      $150,000         $50,000          $3,120           -0-          $  7,245 (2)

                               2001      $150,000         $50,000          $3,613           -0-          $ 41,170 (2)


     Robert G. Fergus          2003      $123,269         $ 3,000          $3,220           -0-          $ 10,162 (3)
      Vice President
                               2002      $116,703         $16,000          $3,120           -0-          $  6,955 (3)

                               2001      $111,330         $17,000          $3,613           -0-          $  5,109 (3)


   Stephen J. Pargeter         2003      $108,068         $ 2,000          $3,220           -0-          $  6,822 (4)
 Director of Engineering
                               2002      $ 95,677         $ 8,000          $3,120           -0-          $  4,444 (4)

                               2001      $ 95,254         $ 9,000          $3,613           -0-          $  2,959 (4)


     David E. Knebel           2003      $116,001         $ 8,000          $3,220           -0-          $  5,328 (4)
  Director of Sales and
      Technology (5)           2002      $ 96,433         $16,000          $3,120           -0-          $  1,717 (4)


    Kathy I. Sheffield         2003      $ 99,336         $ 5,000          $3,220           -0-          $ 10,597 (7)
 Vice President/Treasurer (6)
--------------

(1) A per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma.
(2) Includes (i) contributions to the Company's 401(k) plan by the Company in the amounts of $10,666, $7,245 and $7,319 for years 2003, 2002 and 2001, respectively, (ii) the estimated dollar value of the benefit from premiums paid by the Company on a reverse split dollar insurance policy on the life of the executive in the amount of $33,760 for 2001, and (iii) medical reimbursement benefits of $91 in 2001.
(3) Includes (i) contributions of $7,760, $4,080 and $5,109 to the Company's 401(k) plan in 2003, 2002 and 2001, respectively, and (ii) medical reimbursement benefits of $2,402 and $2,875 in 2003 and 2002, respectively.
(4)  Consists of contributions to the Company's 401(k) plan by the Company.
(5) The total salary and bonus of this executive did not exceed $100,000 in 2001.
(6) The total salary and bonus of this executive did not exceed $100,000 in 2002 or 2001.
(7) Includes a contribution of $5,144 to the Company's 401(k) plan by the Company and medical reimbursement benefits of $5,453.

                                      (9)

         Stock Options. The following table sets forth information concerning stock options granted during 2003 by the Company to the named executive officers. No stock options were "repriced" during the past year.

                                            Options/SAR's Granted in Last Fiscal Year
                            -------------------------------------------------------------------------
                                                    % of Total
                               Securities          Options/SARs
                               Underlying           Granted to         Exercise or                         Grant Date
                              Options/SARs         Employees in         Base Price       Expiration          Present
                                Granted            Fiscal Year          per Share           Date            Value (2)
                            -----------------    -----------------    ---------------    ------------     -------------
David K. Knebel                  15,000               26.7%               $14.52             (1)            $97,050

Kathy I. Sheffield               10,000               17.8%               $14.52             (1)            $64,700
----------------

(1) Exercisable at the rate of 20%, cumulative, per year after February 21, 2004 (and until February 21, 2013).
(2) This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses a number of factors to estimate the present value of stock options. The assumptions used in the valuation of the options were: stock price volatility - 37.80%, expected life - 8 years, risk free interest rate - 3.73% and dividend yield - 0%. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the vesting period and the option term.

         The following table provides information on the number of shares received upon exercise of options by the Company's named executive officers and the aggregate dollar value realized upon such exercise during the last year, and the value of each of the named executive officer's unexercised in-the-money options to acquire common stock at December 31, 2003.

             Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
                                                               Number of Securities    Value of Unexercised
                                                              Underlying Unexercised       In-the-Money
                                                                     Options/             Options/SARs at
                                                                SARs at FY-End (#)          FY-End ($)
                        Shares Acquired on   Value Realized        Exercisable/            Exercisable/
        Name               Exercise (#)           ($)             Unexercisable          Unexercisable (1)
--------------------    ------------------   --------------    -------------------       -----------------
Norman H. Asbjornson         -0-                  -0-             295,875/2,250         $4,733,708/$30,668

Robert G. Fergus             -0-                  -0-               3,000/750             $40,890/$10,223

David E. Knebel              -0-                  -0-             18,000/42,000          $169,740/$327,960

Stephen J. Pargeter          -0-                  -0-              24,675/2,700          $369,898/$36,801

Kathy I. Sheffield          6,750               $106,020          22,500/21,250          $294,030/$183,270
--------------

(1) Calculated based on the difference between the Nasdaq National Market closing price of the Common Stock on December 31, 2003 (the last trading day of the year), $19.41, and the exercise price of the option.

         The Company has no Long-Term Incentive Plan ("LTIP") or "defined benefit" (pension) plan.

                                      (10)

         The Company has no employment contracts with any of its officers, directors or employees, nor any compensatory plan or arrangement concerning any person's termination of employment or respecting any "change in control".

                          Compensation Committee Report

         General. The primary responsibility of the Compensation Committee is to make recommendations to the Board of Directors regarding remuneration of the Company's management personnel and to evaluate the design and competitiveness of the Company's compensation plans. The Committee consists of four independent directors.

         Compensation Philosophy. The primary objective of the Company's compensation program is to enhance the profitability of the Company, and thus shareholder value, and to attract, motivate, reward and retain employees, including executive personnel, who contribute to the long-term success of the Company.

         Executive Compensation Program. In furtherance of the above goals, the Company's compensation program for its executive personnel consists of appropriate salaries, discretionary annual bonuses, Company contributions to AAON's 401(k) plan, "profit sharing" payments (made to all employees) and discretionary stock option grants.

         The Compensation Committee reviews executive compensation levels with respect to corporate and individual performance, as well as competitive pay practices. The Committee has retained the services of a third party compensation consulting firm. It is the objective of the Committee to base salary and bonus determinations on each executive's contribution to the overall profitability of the Company.

         The Committee will review periodically the base salaries of AAON's executive management personnel and recommend any adjustments it may deem appropriate, for approval by the Board of Directors. In its review, the Committee will take into account individual factors such as: experience; performance, both during the preceding 12 months and future potential; retention considerations; and other issues particular to the executive and the Company. Additionally, the Committee considers the growth and performance of the Company as it assesses the market for executive salaries.

         2003 CEO Compensation. The compensation package for the Company's CEO, Norman H. Asbjornson, is consistent in all material respects with the program for the other executives. His current annual base salary of $250,000 was established effective October 1, 2003, which constituted a $100,000 increase. Mr. Asbjornson's salary had been $150,000 since 2000 and $132,000 for 11 years prior thereto. He has also been paid performance bonuses of $50,000 each in 2000
- 2003. The Compensation Committee found that Mr. Asbjornson had been underpaid for many years, based on comparative compensation information provided by the Company's consultant, particularly in light of financial results achieved over the years.

         In addition to being the Company's largest shareholder, Mr. Asbjornson holds stock options for an aggregate of 298,125 shares exercisable currently and through October 2009 at prices ranging from $2.33 to $5.78.

         In evaluating the compensation package of the Company's CEO, the Committee considered such factors as AAON's strategic and financial performance, his compensation in relation to that of CEO's of other comparable companies, his personal contribution to AAON's success and the Company's overall executive compensation philosophy. The Company views Mr. Asbjornson as the driving force behind the Company's historic and current performance and sees him as the principal visionary for future growth of the Company.

                                      (11)

         Conclusion. The Compensation Committee believes the Company's executive compensation program, as recently constituted, will be consistent with the philosophy outlined in this report and will be effective in achieving its overall objectives during fiscal 2004 and beyond. The Committee hereby submits this report to AAON's Board of Directors for approval.

                                                   Jerry E. Ryan, Chairman
                                                   Thomas E. Naugle
                                                   Anthony Pantaleoni
                                                   Charles C. Stephenson, Jr.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee was at any time an officer or employee of the Company or had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations.

                                      (12)

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return of the Company, NASDAQ US and its peer group named below. The graph assumes a $100 investment at the closing price on January 1, 1998, and reinvestment of dividends on the date of payment without commissions. This table is not intended to forecast future performance of the Company's common stock.

                 Comparison of Five-Year Cumulative Total Return
                   Among AAON, Inc., NASDAQ US and Peer Group*

                1998       1999        2000        2001        2002        2003

AAON, INC.      $100     $154.36     $189.94     $394.15     $445.29     $468.96
NASDAQ US       $100     $185.46     $111.65     $ 88.58     $ 61.09     $ 92.16
PEER GROUP      $100     $ 97.03     $102.77     $138.41     $136.48     $193.02

         *The peer group consists of American Standard Companies, Fedders Corp., Lennox International, Inc., Mestek, Inc., Nortek, Inc., and York International Corp., all of which are in the business of manufacturing air conditioning and heat exchange equipment.

                                      (13)

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 4 furnished to the Company during its most recent fiscal year, the Company knows of no director, officer or beneficial owner of more than ten percent of the Company's Common Stock who failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         At a meeting held on June 20, 2002, the Audit Committee of the Board of Directors of the Company approved the engagement of Ernst & Young LLP ("E&Y") as its independent auditors for the fiscal year ending December 31, 2002, to replace the firm of Arthur Andersen LLP ("AA") which was dismissed as auditors of the Company effective June 20, 2002. E&Y has served as the Company's auditors since that date. AA's reports on the Company's financial statements for fiscal years 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2000 and 2001, and during the subsequent period ended June 20, 2002, there were no disagreements with AA on any matter of accounting principles or practices, financial statements disclosure or auditing scope and procedures which, if not resolved to the satisfaction of AA, would have caused AA to make reference to the matter in its report. The Company requested AA to furnish a letter addressed to the Commission stating whether it agreed with the above statements. A copy of AA's letter, dated June 25, 2002, stating that it had no disagreements with such statements was filed as Exhibit 1 to the Company' Form 8-K of the same date.

         Representatives of E&Y are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                              Fees and Independence

         The Company's Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor; however, as shown below, since being hired in June 2002, E&Y has performed only audit services for the Company and its fees were set by engagement letters in 2002 and 2003.

         Audit Fees. E&Y billed the Company an aggregate of $93,600 and $86,600 for professional services rendered for the audit of the Company's financial statements for the years ended December 31, 2003 and 2002, respectively, and its reviews of the Company's financial statements included in its Form 10-Q's for the first three quarters of 2003 and the second and third quarters of 2002.

         All Other Fees. No other fees were billed by E&Y to the Company during 2003 or 2002.

         The Audit Committee of the Board of Directors has determined that the provision of services by E&Y described above is compatible with maintaining E&Y's independence as the Company's principal accountant.

                                      (14)

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         Stockholder proposals intended to be presented at the 2005 Annual Meeting and to be included in the Company's Proxy Statement must be received at the Company's executive offices, 2425 South Yukon, Tulsa, Oklahoma 74107, no later than December 13, 2004.

         However, a stockholder who otherwise intends to present business at the 2005 Annual Meeting of stockholders, including nominations of persons to the Company's Board of Directors, must also comply with the requirements set forth in the Company's Bylaws. The Bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for the Company's Board of Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding Annual Meeting. Thus, a notice of a stockholder proposal or nomination for the 2005 Annual Meeting of stockholders, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), will be untimely if given before February 23, 2005, or after March 25, 2005. As to any such proposals, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed between February 23, 2005, and March 25, 2005. Even if proper notice is received on a timely basis, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Exchange Act.


                                  OTHER MATTERS

         Management knows of no business which will be presented at the 2004 Annual Meeting other than to elect directors for the ensuing year.

         The cost of preparing, assembling and mailing all proxy solicitation materials will be paid by the Company. It is contemplated that the solicitation will be conducted only by use of the mails. The Company will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of Common Stock of the Company registered in the names of such brokers.


                                             By Order of the Board of Directors

                                             /s/ Norman H. Asbjornson
                                             ----------------------------
                                             Norman H. Asbjornson
                                             President


April 12, 2004

                                      (15)

AAON, Inc.                                                           PROXY
                                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
2425 South Yukon
Tulsa, Oklahoma 74107      The undersigned stockholder of AAON, Inc., a Nevada corporation, hereby constitutes and appoints John B.
                           Johnson, Jr., and Anthony Pantaleoni, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of stock of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at 2440 South Yukon Avenue,
                           Tulsa, Oklahoma, on Tuesday, May 25, 2004, at 10:00 A.M. (Local Time), and at any adjournment thereof, with all powers that the undersigned would possess if personally present, hereby revoking all previous proxies.


1. Election of Directors:  FOR each of the nominees listed below               WITHHOLD AUTHORITY

                           (except as shown to the contrary below) |_|         to vote for both nominees listed below |_|

                                   Thomas E. Naugle and Jerry E. Ryan for terms ending in 2007.

(INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name on the space provided below.)

-----------------------------------------------------------------------------------------------------------------------------------


2. In their discretion, upon any other matters as may properly come before the meeting.

                                                                 (over)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR both of management's nominees for director.

         The undersigned hereby acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, both dated April 12, 2004.

Dated:                                        , 2004
         -------------------------------------             ---------------------------------------------------------------------

                                                           ---------------------------------------------------------------------

                                                           (Please sign exactly as your name appears at left. When shares are held in the names of two or more persons, all should sign
                                                            individually. Executors, administrators, trustees, etc., should so indicate when signing. When shares are held in the name of a corporation, the name of the corporation should be written first and then an authorized officer should sign on behalf of the corporation, showing the office held.)


                                                                      PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                                                                 PROXY CARD PROMPTLY,
                                                                             USING THE ENCLOSED ENVELOPE.


                                                                    (over)